Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-249233, 333-263944 and 333-274291 on Form S-8 of our reports dated March 17, 2026, relating to the consolidated financial statements of Academy Sports and Outdoors, Inc. and the effectiveness of Academy Sports and Outdoors, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2026.

/s/	Deloitte and Touche LLP
Houston, Texas
March 17, 2026